UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018
BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 8.01    OTHER EVENTS

On January 12, 2018, the U.S. Court of Appeals for the Federal Circuit (the “Appellate Court”) issued its opinion in the previously disclosed appeal by Briggs & Stratton Corporation (the “Company”) of certain rulings of the U.S. District Court for the District of Nebraska (the “District Court”) in the patent lawsuit filed by Exmark Manufacturing Company, Inc. (“Exmark”) against Briggs & Stratton Power Products Group, LLC (“BSPPG”), a wholly owned subsidiary of the Company that was subsequently merged with and into the Company on January 1, 2017 (Case No. 8:10CV187, U.S. District Court for the District of Nebraska). In the lawsuit, Exmark alleged that two BSPPG mower deck designs infringed an Exmark mower deck patent. Following the trial of that matter, the jury found that BSPPG’s current mower deck design does not infringe the Exmark patent. The District Court had previously ruled that a prior BSPPG mower deck design did infringe the Exmark patent. As to that design, the jury awarded Exmark $24.3 million in damages and found that the infringement was willful, which allowed the judge to enhance the jury’s damages award post-trial. In its post-trial rulings on May 11, 2016, the District Court entered judgment against BSPPG and in favor of Exmark in the amount of $24.3 million in compensatory damages, an additional $24.3 million in enhanced damages, and $1.5 million in pre-judgment interest along with post-judgment interest and costs to be determined. The Company appealed to the Appellate Court on several bases, including the issues of obviousness and invalidity of Exmark’s patent, the damages calculation, willfulness and laches (Case No. 2016-2197, U.S. Court of Appeals for the Federal Circuit).

In its January 12, 2018 opinion, the Appellate Court found that the District Court erred in granting summary judgment concerning the patent’s validity and remanded that issue to the District Court for reconsideration. The Appellate Court also vacated the jury’s damages award and the District Court’s award of enhanced damages, remanding the case to the District Court for a new trial on damages and reconsideration on willfulness. The Appellate Court affirmed the District Court rulings in all other respects.
In assessing whether the Company should accrue a liability at October 1, 2017 (the end of the Company's first fiscal quarter) as a result of the May 11, 2016 post-trial rulings and related matters, the Company considered various factors, including the legal and factual circumstances of the case, the trial record, the post-trial orders, the status of the proceedings at that time, applicable law, the views of legal counsel, and the likelihood of successful appeals. As a result of that review, the Company concluded that a loss from this case was not probable and reasonably estimable and, therefore, a liability was not recorded with respect to this case as of October 1, 2017. The January 12, 2018 opinion of the Appellate Court does not change the Company’s conclusion that a loss from this case is not probable and reasonably estimable.

Cautionary Statement on Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements. These statements are based on the Company’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements, relating to, among other things, the impact of any final judgment on the Company’s consolidated financial results, and other factors disclosed from time to time in the Company’s SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update forward-looking statements made in this Form 8-K to reflect events or circumstances after the date hereof.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: January 16, 2018	/s/ Kathryn M. Buono
Kathryn M. Buono
Vice President, General Counsel and Corporate Secretary
Duly Authorized Officer

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